Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the ownership by each of the undersigned of shares of common stock of Energizer Holdings, Inc., a Delaware corporation.  The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: January 28, 2021

Aqua Capital, Ltd.

By: /s/ Alfredo Jose Diez Ramirez
Name: Alfredo Jose Diez Ramirez
Title: President

Durango Capital, Ltd.

By: /s/ Alfredo Jose Diez Ramirez
Name: Alfredo Jose Diez Ramirez
Title: President

Brinza International Corp.

By: /s/ Ida Lides de Rodriguez
Name: Ida Lides de Rodriguez
Title: President

Fundación Omerinta

By: /s/ Ida Lides de Rodriguez
Name: Ida Lides de Rodriguez
Title: President of Brinza International Corp., Sole Member of the Foundation Council

Fundación Barniz

By: /s/ Arcenio Abdiel Barrios Solis
Name: Arcenio Abdiel Barrios Solis
Title: President of the Foundation Council

/s/ Alfredo Jose Diez Ramirez
Alfredo Jose Diez Ramirez